PRESS RELEASE For immediate release

NVE Corporation Awarded IATF 16949 Letter of Conformance

EDEN PRAIRIE, Minn.—November 7, 2018—NVE Corporation announced that the company has earned a letter of conformance in accordance with the automotive certification scheme for IATF 16949.

The letter certifies that NVE has established and applies a Quality Management System for Design and Manufacturing of semiconductor magnetic sensors and isolator components for the automotive industry.

“IATF 16949 conformance is an important element of our automotive strategy,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, risks and uncertainties related to future sales and revenue as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and other reports filed with the SEC.

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